Exhibit 5.1

August 18, 2003

Biophan Technologies, Inc.
150 Lucius Gordon Drive
Suite 215
West Henrietta, New York 14586

        Re:   Registration Statement on Form S-8
               for the Biophan Technologies, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Biophan Technologies, Inc., a Nevada corporation (the "Registrant"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Registrant to be filed with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended, of 2,000,000 shares the Registrant's Common Stock, $.005 par value per share (the "Shares"), to be issued from time to time pursuant to certain agreements for consulting services (the "Agreements").

     We have examined the Registration Statement and the originals or certified copies of such corporate records, certificates of officers of the Registrant and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

     The opinion expressed below is limited to the General Corporation Law of the State of Nevada, and we do not express any opinion herein concerning any other law.

     Based upon the foregoing, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Registrant has duly authorized for issuance the Shares, and the Shares, if and when issued in accordance with the terms of the Agreements, will be legally issued, fully-paid and nonassessable, assuming that the consideration actually received by the Registrant for the Shares exceeds the part value thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                       BOYLAN, BROWN, CODE,
                                       VIGDOR & WILSON, LLP

                                       Alan S. Lockwood